EXHIBIT 23.0
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-220787) and Form S-8 (No. 333-204360, No. 333-187431, No. 333-01061, No. 333-03385, No. 333-32294, No. 333-64984, No. 333-75145, No. 333-89458, No. 333-101200, No. 333-125059, No. 333-147472, No. 333-158887, No. 333-165046, and No. 333-166759) of Mattel, Inc. of our report dated February 27, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 27, 2018